INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (this "Agreement") is made as of March 17,
                                          ----------
2003 by and among Telaxis Communications Corporation, a Massachusetts corporation ("Telaxis"), and Merry Fields, LLC, a Delaware limited liability
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company ("Merry Fields"), Concorde Equity, LLC, a Delaware limited liability
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company ("Concorde"), and Michael F. Young ("Young" and, together with Merry
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Fields and Concorde, the "Indemnitors").
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                                    RECITALS

     A. Concurrently with the execution of this Agreement, Telaxis has entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger of a to-be-formed
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Virginia corporation and wholly owned subsidiary of Telaxis with and into Young
Design, Inc., a Virginia corporation (the "Company"), wherein the Company will
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be the surviving corporation and become a wholly owned subsidiary of Telaxis
(the "Merger") pursuant to the terms and conditions of the Merger Agreement.
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     B. The Company leases its facility at 8000 Lee Highway, Falls Church,
Virginia (the "Facility") from Merry Fields pursuant to a lease agreement dated
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August 24, 2000 (the "Lease Agreement").
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     C. Merry Fields acquired the Facility using, in part, a loan from Bank of
America (the "Bank").
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     D. As part of the lending transaction, the Bank required the Company to guarantee all of Merry Field's current and future obligations to the Bank (the "Guarantee").
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     E. Concorde and Young together own all of the member interests of Merry
Fields and also all of the outstanding shares of capital stock of the Company.

     F. In order to induce Telaxis to enter into the Merger Agreement, the Indemnitors have agreed to enter into this Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement:
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            (a) The term "Proceeding" shall include any threatened, pending or
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completed action, suit, or proceeding, whether of a civil, criminal, administrative, or investigative nature, and any appeal therefrom.

            (b) The term "Expenses" shall include, without limitation, all
                          --------
reasonably incurred attorneys' fees, retainers, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone and facsimile charges, postage and overnight delivery service fees and other disbursements or expenses of the types customarily incurred in connection

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with investigations, judicial or administrative proceedings or appeals, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.

            (c) The term "Indemnified Costs" shall mean all Expenses and any and
                          -----------------
all costs, liabilities, obligations, losses, damages, claims, actions, judgments, fines, penalties, and amounts paid in settlement.

          2. Indemnification. The Indemnitors shall indemnify Telaxis, and hold
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Telaxis harmless, from and against any and all Indemnified Costs which may be paid by, imposed on, incurred by, or asserted against the Company or Telaxis at any time as a result of or in connection with the Guarantee or any other claim that the Company or Telaxis is obligated to pay or has any responsibility for any agreement, debt, loan, or other obligation of Merry Fields, whether to the Bank or any other person or entity and whether or not a Proceeding is threatened or commenced. Provided however, that Indemnitors are relieved of their obligations pursuant to this Agreement if the Company breaches its obligations pursuant to the Lease Agreement and such breach is a direct or indirect cause for the claim for Indemnified Costs.

          3. Notification and Defense of Claim. Telaxis shall notify Merry
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Fields, on behalf of all the Indemnitors, in writing as soon as practicable of any Proceeding for which Telaxis will seek indemnification or for which indemnification could be sought by Telaxis and provide Merry Fields with a copy of any summons, citation, subpoena, complaint, indictment, information, or other document relating to such Proceeding with which Telaxis is served; provided that any failure to so notify Merry Fields shall not relieve the Indemnitors from any liability under this Agreement, except to the extent any late notice or failure by Telaxis to provide notice to Merry Fields shall increase the Indemnitors' liability hereunder. Upon such notice, the Indemnitors shall have twenty (20) business days to remedy the basis for the alleged indemnification claim and provide Telaxis with written documentation for such remedy. In the even that the claim results in a Proceeding, Indemnitors shall assume the defense thereof and shall bear all costs associated with such defense.

          4. Procedure for Indemnification. In order to obtain indemnification
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of Indemnified Costs pursuant to this Agreement, Telaxis shall submit to Merry
Fields, on behalf of the Indemnitors, a written request, including in such request such documentation and information as is reasonably available to Telaxis describing the amount of indemnification requested. Upon Telaxis' verification to the reasonable satisfaction of the Indemnitors of the amount of any Indemnified Costs incurred by Telaxis or the Company, the Indemnitors shall either, at Telaxis' direction, reimburse Telaxis or pay as and when due to the person or other entity entitled thereto the Indemnified Costs covered by this Agreement.

          5. Term of Agreement. This Agreement shall continue until such time as
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the Company shall have ceased to have any liability under the Guarantee or otherwise for any agreement, debt, loan or other obligation of Merry Fields (the "Liability Termination Date"); provided that the term shall be extended until
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the final resolution of any actual or threatened Proceeding against the Company in existence on the Liability Termination Date that is based on a claim of its obligations as a guarantor to Merry Fields' obligations.

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          6. Indemnification Hereunder Not Exclusive. The rights provided to
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Telaxis by this Agreement shall be independent of, in addition to, and not be deemed exclusive or in derogation of any other rights to which Telaxis may be entitled under any other law (common or statutory), or otherwise.

          7. Savings Clause. If this Agreement or any portion thereof shall be
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held invalid, unenforceable or void in whole or in part on any ground by any court of competent jurisdiction, then (a) the parties shall promptly negotiate a replacement provision effecting the parties' intent to provide indemnification and advancement rights to Telaxis to the maximum extent permitted by applicable law for obligations of Merry Fields that are paid by the Company, (b) the Indemnitors shall nevertheless indemnify Telaxis as to Indemnified Costs to the maximum extent permitted by any applicable portion of this Agreement that shall not have been invalidated and, in any event, to the maximum extent permitted by applicable law, and (c) the remaining provisions of this Agreement shall remain in full force and effect.

          8. Counterparts. This Agreement may be executed in one or more
             ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. A facsimile or copy of a signature is valid as an original.

          9. Successors and Assigns. This Agreement shall be binding upon the
             ----------------------
Indemnitors and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Indemnitors, and shall inure to the benefit of the successors and assigns of Telaxis. The Indemnitors may not assign their rights or delegate their obligations under this Agreement without the prior written consent of Telaxis.

          10. Headings. The headings of the paragraphs of this Agreement are
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inserted for convenience only and shall not be deemed to constitute part of this
Agreement or to affect the construction thereof.

          11. Modification and Waiver. No supplement, modification, waiver, or
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amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

          12. Notices. All notices, requests, demands and other communications
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hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed.

            (a) if to any of the Indemnitors, to:

                Merry Fields, LLC
                8000 Lee Highway
                Falls Church, VA 22042
                Attention: Robert E. Fitzgerald

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            (b) if to Telaxis, to:

                Telaxis Communications Corporation
                20 Industrial Drive East
                South Deerfield, MA 01373
                Attention: Chief Executive Officer


or to such other addresses as may have been furnished to the Indemnitors by Telaxis or to Telaxis by Merry Fields, on behalf of the Indemnitors, as the case may be.

          13. Applicable Law. This Agreement shall be governed by and construed
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in accordance with the internal laws of the Commonwealth of Virginia without regard to its principles of conflicts of laws.

          14. Attorneys' Fees. If any action at law or in equity is necessary to
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enforce or interpret the terms of this Agreement or to protect the rights obtained hereunder, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

          15. Extent of Obligations. The Indemnitors hereby represent and
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warrant to Telaxis that (a) the Company has no liability, exposure, or responsibility, primary, secondary, or contingent, for any agreement, debt, loan, or other obligation of Merry Fields other than pursuant to the Guarantee in favor of the Bank and (b) the total amount owed by Merry Fields to the Bank as of the date of this Agreement is no more than One Million Five Hundred Eighty-Five Thousand and 00/100 Dollars ($1,585,000.00). The Indemnitors covenant and agree that (i) the Company's liability, exposure, or responsibility, whether primary, secondary, or contingent, for any of Merry Fields' agreements, debts, loans, or other obligations shall never be more than the amount shown in clause (b) above and (ii) the amount shown in clause (b) above will be repaid in accordance with the current repayment schedule for that loan; provided, however, that such amount may be prepaid. So long as the Indemnitors' representations and warranties in this Section 15 are accurate and the Indemnitors comply with their covenants in this Section 15, at no time and in no instance will Indemnitors' collective liability under this Agreement exceed $1,585,000 for any reason.

          16. Obligations of Telaxis and the Company. Nothing in this Agreement
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shall in any way relieve the Company from its obligations under the Lease
Agreement, specifically including its obligation to pay rent, and Telaxis hereby agrees that it will take no action that will interfere with the Company's obligations under the Lease Agreement specifically including the Company's ability to pay rent as it comes due.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties to this Agreement have caused this
Agreement to be duly executed as of the day and year first written above.

TELAXIS COMMUNICATIONS                    CONCORDE EQUITY, LLC
CORPORATION


By: /s/ John L. Youngblood                By: /s/ Robert E. Fitzgerald
   ---------------------------            -----------------------------------
Name:  John L. Youngblood                 Name:   Robert E. Fitzgerald
Title: President                          Title:  President and Managing Member

                                          MERRY FIELDS, LLC

 /s/ Michael F. Young                     By: /s/ Robert E. Fitzgerald
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Michael F. Young                          Name:   Robert E. Fitzgerald
                                          Title:  President and Managing Member

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